Exhibit 99.5

UNAUDITED PRO FORMA COMBINED FINANCIAL STATEMENTS

As of and for the Nine Months Ended September 30, 2016 and for the Year Ended December 31, 2015

On April 28, 2016, Cousins Properties Incorporated (“Cousins”), Parkway Properties, Inc. (“Legacy Parkway”), Parkway Properties LP (“Parkway LP”) and Clinic Sub Inc., a wholly owned subsidiary of Cousins, entered into the Merger Agreement, pursuant to which Legacy Parkway merged with and into Clinic Sub Inc., with Clinic Sub Inc. continuing as the surviving corporation of the Merger and a wholly owned subsidiary of Cousins (the “Merger”). Upon consummation of the Merger, Parkway, Inc. (the “Company” or “Parkway”) was initially a wholly owned subsidiary of Cousins. Immediately after the effective time of the Merger, Parkway’s businesses were separated from the remainder of Cousins’ businesses (the “Separation”) through a series of transactions (the “UPREIT Reorganization”). On the business day following the closing of the Merger, all of the outstanding shares of the Company’s common stock and limited voting stock were distributed pro rata to the holders of Cousins common stock and Cousins limited voting preferred stock, respectively, including Legacy Parkway common and limited voting stockholders (the “Spin-Off”). The following unaudited pro forma combined financial statements reflect the distribution ratio of one share of the Company’s common stock for every eight shares of Cousins common stock and one share of the Company’s limited voting stock for every eight shares of Cousins limited voting preferred stock (the “Distribution Ratio”).

The following unaudited pro forma combined financial statements as of and for the nine months ended September 30, 2016 and for the year ended December 31, 2015 have been derived from the historical combined financial statements of the Houston-based business of Cousins (“Cousins Houston”) and the Houston-based business of Legacy Parkway (“Parkway Houston”) filed as Exhibits 99.1, 99.2, 99.3, and 99.4 to the Form 8-K/A of which this is filed as an exhibit and the unaudited consolidated financial statements of the Company filed in its Quarterly Report on Form 10-Q on November 14, 2016.

The following unaudited pro forma combined financial statements give effect to the following:

•	the Merger, the Separation, the UPREIT Reorganization, the Spin-Off and the Distribution Ratio;

•	the Company’s post-Separation capital structure which includes proceeds from the $350.0 million Term Loan, $150.0 million of which Parkway Operating Partnership LP, the Company’s operating partnership (the “Operating Partnership”) will retain; and

•	the contribution by Cousins Properties LP (“Cousins LP”) of $5 million to the Company in exchange for shares of the Company’s non-voting preferred stock, par value $0.001 per share.

The unaudited pro forma combined balance sheet assumes the Separation and the related transactions occurred on September 30, 2016. The unaudited pro forma combined statements of operations presented for the nine months ended September 30, 2016, and for the year ended December 31, 2015, assume the Separation and the related transactions occurred on January 1, 2015. The pro forma adjustments are based on currently available information and assumptions Parkway believes are reasonable, factually supportable, directly attributable to the Separation, the Spin-Off, and for purposes of the statements of operations, are expected to have a continuing impact on the Company’s business. The Company’s unaudited pro forma combined financial statements and explanatory notes present how the Company’s financial statements may have appeared had the Company completed the above transactions as of the dates noted above.

The Merger will be accounted for as a “purchase,” as that term is used under GAAP, for accounting and financial reporting purposes. Under purchase accounting, the assets (including identifiable intangible assets) and liabilities (including executory contracts and other commitments) of Legacy Parkway as of the effective time of the Merger will be recorded at their respective fair values and added to the assets and liabilities of Cousins. Any excess of purchase price over the fair values is recorded by Cousins as goodwill. The separation of the assets and liabilities related to the Company’s businesses from the remainder of Cousins’ businesses in the Separation and the UPREIT Reorganization will be at Cousins’ carryover basis after adjusting the Parkway Houston assets and liabilities to fair value. As a result, the Company’s future financial statements will initially reflect carryover basis for Cousins Houston and fair value basis for Parkway Houston.

The following unaudited pro forma combined financial statements were prepared in accordance with Article 11 of Regulation S-X, using the assumptions set forth in the notes to the unaudited pro forma combined financial statements. The unaudited pro forma combined financial statements are presented for illustrative purposes only and do not purport to reflect the results the Company may achieve in future periods or the historical results that would have been obtained had the above transactions been completed on January 1, 2015 or as of September 30, 2016, as the case may be. The unaudited pro forma combined financial statements also do not give effect to the potential impact of current financial conditions, any anticipated synergies, operating efficiencies or cost savings that may result from the transactions described above.

The unaudited pro forma combined financial statements do not indicate results expected for any future period. The unaudited pro forma combined financial statements are derived from and should be read in conjunction with the historical combined financial statements and accompanying notes of Parkway Houston and Cousins Houston appearing elsewhere in the Form 8-K/A of which this is filed as an exhibit.

PARKWAY, INC.

UNAUDITED PRO FORMA COMBINED BALANCE SHEET

AS OF SEPTEMBER 30, 2016

(in thousands, except share data)

(Unaudited)

	Parkway, Inc	Cousins Houston Historical (1)	Parkway Houston Historical	Adjustments		Total
Assets
Real estate related investments:
Office properties, net	$—	$1,080,899	$745,632	$(175,791)	A	$1,650,740

Cash and cash equivalents	5	59	11,792	185,485	B	197,341
Receivables and other assets	375	34,116	79,667	(51,425)	C	62,733
Intangible assets, net	—	61,050	17,872	53,387	A	132,309

Total assets	$380	$1,176,124	$854,963	$11,656		$2,043,123

Liabilities
Mortgage notes payable, net	$—	$178,471	$276,744	$1,454	D	$456,669
Notes payable to banks, net	—	—	—	346,675	B	346,675
Accounts payable and other liabilities	1,370	38,327	30,128	—		69,825
Below market leases, net	—	36,490	18,264	(14,453)	A	40,301

Total liabilities	1,370	253,288	325,136	333,676		913,470

Equity
Stockholders’ equity:
Common stock $0.001 par value, 49,110,645 shares pro forma	—	—	—	49	E	49
Limited voting stock $0.001 par value, 858,417 shares pro forma	—	—	—	1	E	1
Non-voting preferred stock, $100,000 liquidation preference, 50 shares pro forma	—	—	—	5,000	F	5,000
Cousins Houston	—	922,836	—	(922,836)	G	—
Parkway Houston	—	—	529,827	(529,827)	G	—
Additional paid-in capital	4,382	—	—	1,104,549	G	1,108,931
Accumulated deficit	(5,372)	—	—	—		(5,372)

Total stockholders’ equity	(990)	922,836	529,827	(343,064)		1,108,609

Noncontrolling interests	—	—	—	21,044	H	21,044

Total equity	(990)	922,836	529,827	(322,020)		1,129,653

Total liabilities and equity	$380	$1,176,124	$854,963	$11,656		$2,043,123

(1)	Certain of Cousins Houston Historical balances have been reclassified to conform with Parkway Houston Historical balances.

See notes to unaudited pro forma combined financial statements

PARKWAY, INC.

UNAUDITED PRO FORMA COMBINED STATEMENT OF OPERATIONS

FOR THE NINE MONTHS ENDED SEPTEMBER 30, 2016

(In thousands, except per share data)

(Unaudited)

	Parkway Inc.	Cousins Houston Historical (1)	Parkway Houston Historical	Adjustments		Total
Revenues
Income from office properties	$—	$133,888	$82,275	$242	a	$216,405
Management company income	—	—	3,753	—		3,753

Total revenues	—	133,888	86,028	242		220,158

Expenses
Property operating expenses	—	56,958	39,127	—		96,085
Management company expenses	—	—	2,912	—		2,912
Depreciation and amortization	—	46,389	30,314	(8,163)	b	68,540
General and administrative	5,372	6,665	4,787	—	c	16,824
Transaction costs	—	494	—	(494)	d	—

Total expenses	5,372	110,506	77,140	(8,657)		184,361

Operating income (loss)	(5,372)	23,382	8,888	8,899		35,797
Other income and expenses
Interest and other income	—	288	192	(192)	e	288
Gain on extinguishment of debt	—	—	154	(154)	f	—
Interest expense	—	(5,896)	(9,854)	(8,942)	g	(24,692)

Income (loss) before income taxes	(5,372)	17,774	(620)	(389)		11,393
Income tax expense	—	—	(1,113)	—		(1,113)

Net income (loss)	(5,372)	17,774	(1,733)	(389)		10,280
Net income attributable to noncontrolling interests	—	—	—	(203)	h	(203)

Net income (loss) attributable to controlling interests	(5,372)	17,774	(1,733)	(592)		10,077
Dividends on preferred stock	—	—	—	(300)	i	(300)

Net income (loss) attributable to common stockholders	$(5,372)	$17,774	$(1,733)	$(892)		$9,777

Weighted average shares outstanding—basic					j	49,111

Weighted average shares outstanding—diluted					j	50,137

Basic and diluted earnings per share						$0.20

(1)	Certain of Cousins Houston Historical balances have been reclassified to conform with Parkway Houston Historical balances.

See notes to unaudited pro forma combined financial statements

PARKWAY, INC.

UNAUDITED PRO FORMA COMBINED STATEMENT OF OPERATIONS

FOR THE YEAR ENDED DECEMBER 31, 2015

(In thousands, except per share data)

(Unaudited)

	Parkway, Inc.	Cousins Houston Historical (1)	Parkway Houston Historical	Adjustments		Total
Revenues
Income from office properties	$—	$177,890	$108,507	$(9,536)	a	$276,861
Management company income	—	—	9,891	—		9,891
Sale of condominium units	—	—	11,063	—		11,063

Total revenues	—	177,890	129,461	(9,536)		297,815

Expenses
Property operating expenses	—	74,162	45,385	—		119,547
Management company expenses	—	—	9,362	—		9,362
Cost of sales - condominium units	—	—	11,120	—		11,120
Depreciation and amortization	—	63,791	55,570	(26,287)	b	93,074
General and administrative	—	6,328	6,336	—	c	12,664

Total expenses	—	144,281	127,773	(26,287)		245,767

Operating income		33,609	1,688	16,751		52,048
Other income and expenses
Interest and other income	—	—	246	(246)	e	0
Interest expense	—	(7,988)	(16,088)	(7,785)	g	(31,861)

Income (loss) before income taxes	—	25,621	(14,154)	8,720		20,187
Income tax expense	—	—	(1,635)	—		(1,635)

Net income (loss)	—	25,621	(15,789)	8,720		18,552
Net (income) loss attributable to noncontrolling interests	—	—	7	(351)	h	(344)

Net income (loss) attributable to controlling interests	—	25,621	(15,782)	8,369		18,208
Dividends on preferred stock	—	—	—	(400)	i	(400)

Net income (loss) attributable to common stockholders	$—	$25,621	$(15,782)	$7,969		$17,808

Weighted average shares outstanding—basic					j	49,111

Weighted average shares outstanding—diluted					j	50,137

Basic and diluted earnings per share						$0.36

(1)	Certain of Cousins Houston Historical balances have been reclassified to conform with Parkway Houston Historical balances.

See notes to unaudited pro forma combined financial statements

NOTES TO UNAUDITED PRO FORMA COMBINED FINANCIAL STATEMENTS

Adjustments to the Unaudited Pro Forma Combined Balance Sheet

The unaudited pro forma combined balance sheet as of September 30, 2016 reflects the following adjustments:

A. Office properties, net, intangible assets, net, and below market leases, net

The preliminary fair market value is based on a valuation prepared by Cousins with the assistance of a third-party valuation advisor. The Merger adjustments reflected in the unaudited pro forma combined balance sheet for net office properties, net intangible assets and net below market leases represent the differences between the fair market value of Parkway Houston acquired in connection with the Merger and Legacy Parkway’s historical balances for Parkway Houston, which are presented as follows (in thousands):

	As of September 30, 2016
	Parkway Houston Historical	Fair Market Value of Parkway Houston	Adjustments as a Result of Merger
Office properties, net	$745,632	$569,841	$(175,791)
Intangible assets, net	17,872	71,259	53,387
Below market leases, net	(18,264)	(3,811)	14,453

Fair value is based on estimated cash flow projections that utilize available market information and discount and/or capitalization rates as appropriate. The fair value of land included in office properties, net, is derived from comparable sales of land within the same submarket and/or region. The fair value of buildings and tenant improvements, included in office properties, net, are based upon current market replacement costs and other relevant market rate information. The fair value of the below market leases, net of an acquired in-place lease is based upon the present value (calculated using a market discount rate) of the difference between (i) the contractual rents to be paid pursuant to the lease over its remaining term and (ii) management’s estimate of the rents that would be paid using fair market rental rates and rent escalations at the date of acquisition over the remaining term of the lease. The fair value of acquired in-place leases, included in intangibles, net, is derived based on assessment of lost revenue and costs incurred for the period required to lease the “assumed vacant” property to the occupancy level when purchased. This fair value is based on a variety of considerations including, but not necessarily limited to: (1) the value associated with avoiding the cost of originating the acquired in-place leases; (2) the value associated with lost revenue related to tenant reimbursable operating costs estimated to be incurred during the assumed lease-up period; and (3) the value associated with lost rental revenue from existing leases during the assumed lease-up period. The fair value of management contracts, included in intangibles, net represents the present value of the after-tax cash flows from property management fees.

B. Cash and cash equivalents and notes payable to banks, net

In connection with the Merger and the Spin-Off, the “Operating Partnership, as borrower, entered into a senior secured term loan facility in an aggregate principal amount of up to $350 million (the “Term Loan”) and a senior unsecured revolving credit facility in an aggregate principal amount of $100 million (the “Revolving Credit Facility,” and together with the Term Loan, the “Credit Facilities”) by and among Wells Fargo Bank, National Association, Bank of America, N.A. and JPMorgan Chase Bank, N.A. Per the terms of the credit agreement, the Credit Facilities have a term of three years. Following the effective time of the Merger, but prior to the Spin-Off, the Term Loan was funded. In the UPREIT Reorganization, the proceeds of the Term Loan were used to fund a $200 million distribution to the partners of the Operating Partnership, who in turn caused such funds to be contributed to Cousins LP, which used the funds to repay a portion of approximately $550 million outstanding under Legacy Parkway’s credit facilities. The remaining $150 million of proceeds from the Term Loan was retained by the Operating Partnership under the Credit Facilities following consummation of the Spin-Off. These remaining proceeds from the Term Loan and future proceeds from the Revolving Credit Facility will be used for general corporate purposes of the Company. Additionally, in the UPREIT Reorganization, Cousins LP contributed $5 million to the Company in exchange for shares of non-voting preferred stock with a liquidation preference of $5 million, a cumulative dividend of 8.00% per annum per share and limited voting rights as set forth in the Company’s articles of amendment and restatement.

Additionally, the adjustment to cash and cash equivalents includes approximately $42.4 million of cash that was retained by the Company pursuant to the terms of the Separation and Distribution Agreement.

The adjustment to notes payable to banks, net in the unaudited pro forma combined balance sheet comprises the following as of September 30, 2016 (in thousands):

As of September 30, 2016
Term Loan	$350,000
Credit Facilities deferred financing costs	(3,325)

Total	$346,675

C. Receivables and other assets

The adjustment to receivables and other assets in the unaudited pro forma combined balance sheet comprises the following as of September 30, 2016 (in thousands):

	Parkway Houston Historical	Fair Market Value of Parkway Houston	Adjustments as a Result of Merger
Straight-line rent	$25,071	$—	$(25,071)
Lease commissions, net	42,450	19,596	(22,854)
Investment in ACP Peachtree	3,500	—	(3,500)

			$(51,425)

The straight-lining of rents pursuant to the underlying leases associated with the real estate acquired in connection with the Separation will commence at the effective time of the Separation; therefore, the balance of deferred rent of $25.1 million included on Parkway Houston’s historical balance sheet has been eliminated.

Lease commissions, net will be adjusted to reflect the fair market value for Parkway Houston. The fair value of leasing commissions is based upon current market replacement costs and other relevant market information.

The investment in ACP Peachtree Center Manager, LLC, which is included in Parkway Houston’s historical financial statements, was retained by Cousins in connection with the Merger and Separation, therefore the balance of $3.5 million included on Legacy Parkway’s historical balance sheet has been eliminated.

D. Mortgage notes payable, net

Represents the adjustment to reflect the premium on mortgage notes payable, net to fair value as of September 30, 2016 (in thousands):

	Parkway Houston Historical	Fair Market Value of Parkway Houston Assumed Debt	Adjustment as a Result of Merger
Premium on mortgage notes payable, net	$(4,295)	$(2,841)	$1,454

The fair values of mortgage notes payable, net assumed in connection with the Merger were based on discounted cash flow analysis using the current market borrowing rates for similar types of borrowing arrangements as of the measurement dates. The discounted cash flow method of assessing fair value results in a general approximation of value, and such value may never actually be realized.

E. Common stock and limited voting stock

Represents the issuance of one share of Parkway common stock or Parkway limited voting stock for every eight shares of Cousins common stock or Cousins limited voting preferred stock, respectively, on the business day following the effective time of the Merger, pursuant to which each Legacy Parkway common stockholder received 1.63 newly issued shares of Cousins common stock or Cousins limited voting preferred stock for each share of Legacy Parkway common stock or Legacy Parkway limited voting stock, respectively (in thousands, except per share data and exchange ratio):

As of September 30, 2016
Outstanding shares of Legacy Parkway common stock-historical basis	111,768
Legacy Parkway equity-based awards converted in Legacy Parkway common stock	698

Outstanding shares of Legacy Parkway common stock	112,466
Exchange Ratio	1.63

Shares of Cousins common stock to be issued-pro forma basis	183,320
Outstanding shares of Cousins common stock-historical basis	210,170

Total shares issued in the Merger	393,490
Distribution Ratio of 8:1	8

49,186
Less: fractional shares	(75)

Shares of Parkway common stock to be issued-pro forma basis	49,111
Parkway common stock par value per share	$0.001

Pro forma adjustment to Parkway common stock	$49

As of September 30, 2016
Outstanding shares of Legacy Parkway limited voting stock-historical basis	4,213
Exchange Ratio	1.63

Total shares issued in the Merger	6,867
Distribution Ratio of 8:1	8

Shares of Parkway limited voting stock to be issued-pro forma basis	858
Parkway limited voting stock par value per share	$0.001

Pro forma adjustment to Parkway limited voting stock	$1

F. Non-Voting Preferred Stock

Represents the non-voting preferred stock acquired by Cousins LP in exchange for a $5 million contribution by Cousins LP to Parkway in connection with the Separation, the UPREIT Reorganization and the Spin-Off. The issuance of the $5 million of non-voting preferred stock was negotiated between the parties to satisfy the parties’ overall business and economic objectives, including the intended tax treatment of the Spin-Off. The non-voting preferred stock pays a dividend of 8.00% per annum.

G. Cousins Houston, Parkway Houston and additional paid-in capital

The following table represents the pro forma adjustments to eliminate the equity for Cousins Houston and Parkway Houston and reflects the net equity of the Houston Business in the Spin-Off (in thousands):

As of September 30, 2016
Cousins Houston	$922,836
Parkway Houston	529,827
Net equity value of Houston Business distributed in Spin-Off	(348,114)

Pro forma adjustment	$1,104,549

The net equity value of the Houston Business distributed in the distribution is as follows (in thousands):
Adjustment to Office properties, net for Parkway Houston to fair value as discussed in Note A	$(175,791)
Adjustment to Cash and cash equivalents for Parkway Houston as discussed in Note B	185,485
Adjustment to Receivables and other assets for Parkway Houston to fair value as discussed in Note C	(51,425)
Adjustment to Intangible assets, net for Parkway Houston to fair value as discussed in Note A	53,387
Adjustment to Mortgage notes payable, net for Parkway Houston to fair value as discussed in Note D	(1,454)
Adjustment to Notes payable to banks, net for Parkway Houston to fair value as discussed in Note B	(346,675)
Adjustment to Below market leases, net for Parkway Houston to fair value as discussed in Note A	14,453
Adjustment to Common stock as discussed in Note E	(49)
Adjustment to Limited voting stock as discussed in Note E	(1)
Adjustment to Preferred stock as discussed in Note F	(5,000)
Adjustment to Noncontrolling interests as discussed in Note H	(21,044)

Total	$(348,114)

H. Noncontrolling interests

Pro forma adjustment represents the post-Separation noncontrolling interest estimated using the expected noncontrolling interest of 2% of total estimated units applied to the pro forma total net equity value of Parkway.

Adjustments to the Unaudited Pro Forma Combined Statements of Operations

a. Income from office properties

Represents the elimination of historical straight-line rents and historical amortization of above- and below-market rent associated with the leases of Parkway Houston, which will be eliminated after the Merger and the amount of above- and below-market rents associated with Parkway Houston based on fair value in the Merger. The entire lease term was used to calculate the pro forma adjustments for straight-line rent and amortization of above- and below-market rent. No early termination options in leases were accounted for in the lease term because leases including such options contain penalties substantial enough that the continuation of such leases appears, at inception, to be reasonably assured.

The following table summarizes the adjustments made to income from office properties for Parkway Houston’s properties for the nine months ended September 30, 2016 and the year ended December 31, 2015 (in thousands):

Nine Months Ended September 30, 2016
Pro forma Parkway Houston straight-line rent adjustment	$4,974
Pro forma (above)/below market rent adjustment	215
Historical Parkway Houston amounts	(4,947)

Pro forma adjustment	$242

Year Ended December 31, 2015
Pro forma Parkway Houston straight-line rent adjustment	$18,991
Pro forma (above)/below market rent adjustment	2,546
Historical Parkway Houston amounts	(31,073)

Pro forma adjustment	$(9,536)

b. Depreciation and amortization

The following tables summarize the adjustments made to depreciation and amortization for Parkway Houston’s properties based on fair values in the Merger for the nine months ended September 30, 2016 and the year ended December 31, 2015:

Nine Months Ended September 30, 2016
Parkway Houston building and site improvements	$8,918
Parkway Houston in-place leases	13,286
Parkway Houston management contract	(53)
Parkway Houston historical depreciation and amortization	(30,314)

Pro forma adjustment	$(8,163)

Year Ended December 31, 2015
Parkway Houston building and site improvements	$11,891
Parkway Houston in-place leases	17,715
Parkway Houston management contract	(323)
Parkway Houston historical depreciation and amortization	(55,570)

Pro forma adjustment	$(26,287)

c. General and administrative expenses

Management initially expects annual general and administrative expenses to be in the range of $14.0 million to $16.0 million without consideration for share-based compensation expenses for Parkway.

This estimate is based on anticipated: (i) corporate-level salaries, excluding any changes in base salaries pursuant to the employment agreements entered into between the Company and certain executives on December 12, 2016, (ii) benefits, (iii) director fees, (iv) rent and related expenses, (v) professional fees and (vi) costs to operate as a public company.

d. Transaction costs

Represents the elimination of the transaction costs that were incurred by Cousins Houston related to the Spin-Off.

e. Interest and other income

Represents the elimination of the interest income related to Legacy Parkway’s investment in ACP Peachtree Center Manager, LLC.

f. Gain on extinguishment of debt

Represents the elimination of gain on extinguishment of debt related to the payoff in full of the $114.0 million mortgage debt secured by CityWestPlace I & II.

g. Interest expense

Represents the pro forma interest expense and pro forma amortization of deferred financing costs related to the Credit Facilities and pro forma amortization of above-market debt values created by marking the assumed debt of the Parkway Houston properties to fair market value. Upon completion of the Separation, the UPREIT Reorganization and the Spin-Off, the Company’s properties are subject to the existing secured, property-level indebtedness, equal to $451.2 million as of September 30, 2016.

The following tables summarize the adjustments to the unaudited pro forma combined statements of operations to reflect the Credit Facilities activity and amortization of Parkway Houston properties’ above-market debt and the elimination of the historical interest expense on the CityWestPlace I & II debt (in thousands):

Nine Months Ended September 30, 2016
Pro forma interest on Credit Facilities	$9,077
Pro forma amortization of deferred financing costs	831
Pro forma amortization of above market debt	(622)
Historical Parkway Houston amortization of above market debt	1,530
Historical interest on CityWestPlace I & II	(1,874)

Pro forma adjustment	$8,942

Year Ended December 31, 2015
Pro forma interest on Credit Facilities	$11,160
Pro forma amortization of deferred financing costs	1,108
Pro forma amortization of above market debt	(1,282)
Historical Parkway Houston amortization of above market debt	3,991
Historical interest on CityWestPlace I & II	(7,192)

Pro forma adjustment	$7,785

The Term Loan bears interest at LIBOR plus a spread that ranges from 2.50% to 3.50% per annum (the “Margin”) based on the ratio of total indebtedness to total asset value. Based upon management’s expectation of the ratio of indebtedness to the Company’s total assets after the Spin-Off, the Term Loan bears interest at LIBOR plus a spread of 3.00% for the purposes of pro forma adjustments. At September 30, 2016 and December 31, 2015, LIBOR was approximately 0.47% and 0.19%, respectively, for a total pro forma borrowing rate of approximately 3.47% and 3.19%, respectively. A 0.125% change in LIBOR would result in a change in pro forma interest expense on the Term Loan of approximately $400,000 per year. A 0.50% change in the Margin would result in a change in pro forma interest expense on the Term Loan of approximately $1.8 million per year.

h. Noncontrolling interest

Represents the adjustment to allocate net income to limited partners of operating partnership units of Parkway LP (“OP units”).

i. Dividends on Non-Voting Preferred Stock

Represents the pro forma dividend on the $5 million non-voting preferred stock, with an 8.00% per annum stated dividend rate.

j. Weighted average shares

The following table summarizes the pro forma weighted average shares of Parkway common stock outstanding as if the Spin-Off occurred on September 30, 2016 (in thousands) (for more information, see note E above):

As of September 30, 2016
Weighted average shares of common stock-basic	49,111
Effect of conversion and exchange of OP units in Parkway LP	1,026

Weighted average shares of Parkway common stock-diluted	50,137